SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): June 15, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e- 4(c))

Item 5.03.  Amendments to Articles of Incorporation.

Item 7.01.  Regulation FD Disclosure.

On June 15, 2007, the results of the Company’s Schedule 14A shareholder consent solicitation was completed and shareholders of the Company (1) approved the pending acquisition of Kiwibox Media, Inc., (2) approved the amendment to the Company’s Certificate of Incorporation, increasing the Company’s authorized common shares from 300,000,000 to 700,000,000 common shares and (3) approved the amendment to the Company’s Certificate of Incorporation, changing the Company’s corporate name to KiwiAge Enterprises, Inc.

Of the 229,195,681 shares eligible to vote, shareholder voting results for each of the three proposals voted upon were as follows:

Proposal No. 1 - Approval of acquisition of Kiwibox Media, Inc.:

FOR: 125,969,137 AGAINST: 13,700 ABSTAIN: 25,800

Proposal No. 2 - Approval to increase the Company’s authorized common shares to 700,000,000:

FOR: 132,393,832 AGAINST: 2,235,105 ABSTAIN: 189,700

Proposal No. 3 - Approval of change of corporate name to KiwiAge Enterprises, Inc.:

FOR: 125,948,933 AGAINST: 39,901 ABSTAIN: 19,803

The Company will file the appropriate amendments to its Certificate of Incorporation upon the consummation of its proposed acquisition of Kiwibox Media, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPANY INFORMATION SYSTEMS, INC.

Date: June 18, 2007	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer